Exhibit 99.1

Press Release
For Immediate Release

Independent Bank Group, Inc. Completes Acquisition of
Collin Bank

McKINNEY, Texas, December 3, 2013 -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced the completion of the acquisition of Collin Bank, Plano, Texas (“Collin Bank”), a Texas state chartered bank with total assets of $173.3 million, total deposits of $121.2 million, and total equity capital of $25.7 million at September 30, 2013. Collin Bank is a full service commercial bank with one office located on the Dallas North Tollway.

Under the terms of the definitive agreement, Independent Bank Group issued approximately 247,809 shares of Independent Bank Group common stock and paid $18.4 million in cash for the outstanding shares of Collin Bank common stock.

David Brooks, Chairman and Chief Executive Officer of Independent Bank Group commented “The completion of the first of our three announced acquisitions is an important step in implementing our acquisition strategy. We look forward to the completion of our other pending acquisitions and to the execution of all of our key strategies in 2014.”

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 29 full service banking locations with 21 located in the Dallas/North Texas region and eight located in the Austin/Central Texas region. As of September 30, 2013, Independent Bank Group had total assets of $1.955 billion, total loans of $1.556 billion and total deposits of $1.541 billion.

In connection with the acquisition of Collin Bank and the proposed acquisitions of Live Oak Financial Corp. and BOH Holdings, Inc., Independent Bank Group filed or will file with the Securities and Exchange Commission registration statements on Form S-4 to register the shares of Independent Bank Group’s common stock issued to the shareholders of Collin Bank, and to be issued to the shareholders of Live Oak Financial Corp. and BOH Holdings, Inc. Each registration statement includes a proxy statement/prospectus which was sent to the shareholders of Collin Bank and the shareholders of Live Oak Financial Corp. seeking their approval of the transaction and will be sent to the shareholders of BOH Holdings, Inc., seeking their approval of that transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENTS ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENTS ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE TRANSACTIONS BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT INDEPENDENT BANK GROUP, COLLIN BANK, LIVE OAK FINANCIAL CORP. AND BOH HOLDINGS, INC. AND THE RESPECTIVE COMPLETED AND PROPOSED TRANSACTIONS.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the Securities and Exchange Commission at http://www.sec.gov or from Independent Bank Group at its website, www.independent-bank.com. Documents filed with the SEC by Independent Bank Group will be available free of charge by directing a request by telephone or mail to Independent Bank Group, Inc., 1600 Redbud Blvd., Suite 400, McKinney, Texas 75069, 972-562-9004.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Independent Bank Group and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Independent Bank Group’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Independent Bank Group can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the trading price of Independent Bank Group common stock; the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Independent Bank Group’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; economic conditions, including current rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Independent Bank Group’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013 and other reports and statements that Independent Bank Group has filed with the SEC.

Contacts:

Analysts/Investors:

Torry Berntsen President and Chief Operating Officer (972) 562-9004 tberntsen@independent-bank.com	Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@independent-bank.com

Media:

Eileen Ponce Marketing Director (469) 742-9437 eponce@independent-bank.com